Modivcare Reports
Fourth Quarter and Full Year 2021 Financial Results

Denver, CO – February 25, 2022 – Modivcare Inc. (the “Company” or “Modivcare”) (Nasdaq: MODV), a technology-enabled healthcare services company that provides a suite of integrated supportive care solutions focused on improving patient outcomes, today reported financial results for the three months and full year ended December 31, 2021.

Fourth Quarter 2021 Highlights:
•Service revenue of $575.8 million, a 44% increase as compared to $398.5 million in the fourth quarter of 2020
•Loss from continuing operations, net of tax, was $31.5 million, or a loss of $2.25 per common share, primarily as a result of the loss related to our Matrix investment of $36.8 million, net of tax
•Adjusted EBITDA of $57.5 million, adjusted net income of $29.8 million and adjusted EPS of $2.11 per diluted common share
•Net cash provided by operating activities during the quarter of $12.1 million, finishing the year with cash and cash equivalents of $133.1 million

Full Year 2021 Highlights:
•Service revenue of $1,996.9 million, a 46% increase as compared to $1,368.7 million in 2020
•Loss from continuing operations, net of tax, was $6.3 million, or $0.45 per common share, primarily as result of the loss related to our Matrix investment of $38.3 million, net of tax
•Adjusted EBITDA of $205.0 million, adjusted net income of $112.2 million and adjusted EPS of $7.89 per diluted common share
•Net cash provided by operating activities in 2021 of $186.8 million
•Completed $500.0 million offering of Senior Unsecured Notes due 2029
•Closed acquisition of Care Finders Total Care LLC ("Care Finders"), expanding personal care segment
•Closed acquisition of VRI Intermediate Holdings, LLC ("VRI"), creating remote patient monitoring segment
•Matrix, on a standalone basis, incurred a net loss of $122.9 million and adjusted EBITDA of $67.5 million

Subsequent Events:
•On January 10, 2022, Modivcare announced the realignment of its home-based services under a new business division, Modivcare Home, which is composed of the Company’s personal care, remote monitoring, and nutritional meal delivery services. Jason E. Anderson has been promoted to lead the new division. The Company’s financial reporting segments have not been affected by this realignment.
•On February 3, 2022, Modivcare Inc. entered into a new senior secured revolving credit facility with total borrowing capacity of $325.0 million and a maturity date in February 2027. This new facility was undrawn at closing and replaces the Company’s prior $225.0 million revolving credit facility.

“Over the past year, we have significantly expanded and enhanced our platform at Modivcare to provide integrated supportive care solutions to the 30 million patients we serve,” said Daniel E. Greenleaf, Modivcare’s President and Chief Executive Officer. “Modivcare is leading the charge to address social determinants of health through our technology-enabled suite of services that drive better patient outcomes and are intended to lower the overall cost of care. As we move into 2022, we are excited to offer our patients and partners access to our entire platform of personal care, transportation, monitoring, and meals services. By providing these services in a coordinated manner, Modivcare is transforming the way care is delivered into the home, while also introducing a new platform for value-based care. Our accomplishments this past year would not have been possible without the tireless and compassionate efforts of our Modivcare team members, transportation providers, and caregivers.”

Heath Sampson, Chief Financial Officer added, “Modivcare reported strong financial results in the fourth quarter of 2021, delivering meaningful growth in revenue and adjusted EBITDA. As we continue to expand our integrated supportive care platform, we expect to generate meaningful long-term growth and returns for investors, while maintaining a strong balance sheet.”

Fourth Quarter 2021 Results

For the fourth quarter of 2021, the Company reported revenue of $575.8 million, an increase of 44% from $398.5 million in the fourth quarter of 2020.

The quarter-over-quarter increase in revenue was primarily driven by an additional $103.2 million in the personal care segment related to the acquisition of Care Finders in September 2021, as well as a full quarter of Simplura revenue in the current year. The revenue increase was further attributed to the introduction of our remote patient monitoring segment resulting from the acquisition of VRI in September 2021, which added $16.1 million of revenue. Additionally, the quarter-over-quarter increase was driven by $58.0 million of revenue related to our NEMT segment due to higher trip volume in the fourth quarter of 2021 compared to the depressed trip volume in the prior year period due to the COVID-19 pandemic.

Operating income was $20.3 million, or 4% of revenue, in the fourth quarter of 2021, compared to $20.9 million, or 5% of revenue, in the fourth quarter of 2020. Loss from continuing operations, net of tax, was $31.5 million, or $2.25 per common share in the fourth quarter of 2021, compared to $2.9 million, or $0.21 per common share, in the fourth quarter of 2020. The fourth quarter loss was primarily attributable to a $36.8 million loss in our equity investment in Matrix.

Adjusted EBITDA was $57.5 million or 10.0% of revenue, in the fourth quarter of 2021, compared to $51.7 million, or 13.0% of revenue, in the fourth quarter of 2020.

Adjusted Net Income in the fourth quarter of 2021 was $29.8 million or $2.11 per diluted common share, compared to $28.7 million, or $2.00 per diluted common share, in the fourth quarter of 2020.

Adjusted EBITDA and adjusted net income increased in the fourth quarter of 2021 due to contributions from the Care Finders and VRI acquisitions, as well as a full quarter contribution from the acquisition of Simplura in November 2020. This was partially offset by higher transportation costs associated with the higher trip volume, and higher corporate general and administrative cost, as the Company made investments in its employees and technology to support our growth.

Full Year 2021 Results

For the full year 2021, the Company reported revenue of $1,996.9 million, an increase of 46% from $1,368.7 million in 2020.

Operating income was $89.8 million, or 4% of revenue, for 2021, compared to $123.2 million, or 9% of revenue, for 2020. Loss from continuing operations, net of tax, in 2021 was $6.3 million, or $0.45 per common share, compared to income from continuing operations, net of tax, of $89.6 million, or $2.45 per common share, in 2020.

Adjusted EBITDA for 2021 was $205.0 million or 10% of revenue, compared to $189.2 million, or 14% of revenue, in 2020.

Adjusted net income for 2021 was $112.2 million or $7.89 per diluted common share, compared to $112.8 million, or $8.25 per diluted common share, for 2020.

Matrix Medical Network

For the fourth quarter of 2021, Matrix’s revenue was $81.4 million, a decrease of 33% from $121.9 million in the fourth quarter of 2020. Matrix had an operating loss of $2.0 million for the fourth quarter of 2021, compared to an operating loss of $9.7 million for the fourth quarter of 2020.

Modivcare recorded a fourth quarter 2021 loss of $36.8 million, net of tax, related to its Matrix equity investment compared to a loss of $2.7 million, net of tax, for the fourth quarter of 2020. Modivcare's loss related to Matrix in the fourth quarter of 2021 was primarily due to a non-cash impairment of goodwill of $111.4 million. For the fourth quarter of 2021, Matrix recorded adjusted EBITDA of $10.0 million, or 12% of revenue, compared to $16.3 million, or 13% of revenue, for the fourth quarter of 2020.

Matrix’s revenue and Adjusted EBITDA in the fourth quarter 2021 were negatively impacted by lower revenue in its Clinical Solutions segment, as the company experienced significant benefits in the prior year from employee health and wellness services related to COVID-19 testing and vaccines in this segment. This was partially offset by favorable pricing and mix benefits in the Clinical Care segment during the fourth quarter of 2021.

For the full year 2021, Matrix's revenue was $398.3 million, a decrease of 4% from full year 2020. Adjusted EBITDA for 2021 was $67.5 million, or 17% of revenue, compared to $113.3 million, or 27% of revenue, in 2020.

As of December 31, 2021, Matrix had $260.6 million of net debt and Modivcare's ownership interest was 43.6%.

Investor Presentation and Conference Call

Modivcare will hold a conference call to discuss its financial results on Friday, February 25, 2022 at 8:00 a.m. ET. To access the call, please dial:

US toll-free: 1 (877) 423 9820
International: 1 (201) 493 6749

You may also access the conference call via webcast at investors.modivcare.com, where the call also will be archived.

About Modivcare

Modivcare Inc. (“Modivcare”) (Nasdaq: MODV) is a technology-enabled healthcare services company that provides a suite of integrated supportive care solutions for public and private payors and their patients. Our value-based solutions address the social determinants of health (SDoH), enable greater access to care, reduce costs, and improve outcomes. We are a leading provider of non-emergency medical transportation (NEMT), personal and home care, remote patient monitoring, medication management and meal delivery. Modivcare also holds a minority equity interest in CCHN Group Holdings, Inc. and its subsidiaries (“Matrix Medical Network”), which partners with leading health plans and providers nationally, delivering a broad array of assessment and care management services to individuals that improves health outcomes and health plan financial performance. To learn more about Modivcare, please visit www.modivcare.com.

Non-GAAP Financial Measures and Adjustments

In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States ("GAAP"), this press release includes EBITDA and Adjusted EBITDA for the Company and its segments, as well as Adjusted Net Income and Adjusted EPS for the Company, which are performance measures that are not recognized under GAAP. EBITDA is defined as income (loss) from continuing operations, net of taxes, before: (1) interest expense, net, (2) provision (benefit) for income taxes and (3) depreciation and amortization. Adjusted EBITDA is calculated as EBITDA before certain items, including (as applicable): (1) restructuring and related charges, including severance and office closure and professional services costs, (2) certain transaction and related costs, (3) cash settled equity, (4) stock-based compensation, (5) COVID-19 related costs, net of grant income, and (6) equity in net (income) loss of investee. Adjusted Net Income is defined as income from continuing operations, net of taxes, before certain items, including (1) restructuring and related charges including severance and office closure and professional services costs, (2) certain transaction and related costs, (3) cash settled equity, (4) stock-based compensation, (5) equity in net (income) loss of investee, (6) intangible amortization expense, (7) COVID-19 related costs, net of grant income, (8) tax impacts from the Coronavirus Aid, Relief, and Economic Security Act (the "CARES Act"), and (9) the income tax impact of such adjustments. Adjusted EPS is calculated as Adjusted Net Income less (as applicable): (1) dividends on convertible preferred stock and (2) income allocated to participating securities, divided by the diluted weighted-average number of common shares outstanding as calculated for Adjusted Net Income. Our non-GAAP performance measures exclude certain expenses and amounts that are not driven by our core operating results and may be one time in nature. Excluding these expenses makes comparisons with prior periods as well as to other companies in our industry more meaningful. We believe such measures allow investors to gain a better understanding of the factors and trends affecting the ongoing operations of our business. We consider our core operations to be the ongoing activities to provide services from which we earn revenue, including direct operating costs and indirect costs to support these activities. In addition, our net income or loss in equity investee is excluded from these measures, as we do not have the ability to manage the venture, allocate resources within the venture, or directly control its operations or performance.

Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies, and exclude expenses that may have a material impact on our reported financial results. The presentation of non-GAAP financial measures is not intended to be considered in isolation from or as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. We urge you to review the reconciliations of our non-GAAP financial measures to the most directly comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. Such forward-looking statements are based on current expectations, assumptions, estimates and projections about our business and our industry, and are not guarantees of our future performance. These statements are subject to a number of known and unknown risks, uncertainties and other factors, many of which are beyond our ability to control or predict, which may cause actual events to be materially different from those expressed or implied herein, including but not limited to: government or private insurance program funding reductions or limitations; alternative payment models or the transition of Medicaid and Medicare beneficiaries to Managed Care Organizations, or MCOs; our inability to control reimbursement rates received for our services; cost containment initiatives undertaken by private third-party payors; the effects of a public health emergency; inadequacies in, or security breaches of, our information technology systems, including the systems intended to protect our clients’ privacy and confidential information; any changes in the funding, financial viability or our relationships with our payors; pandemic infectious diseases, including the COVID-19 pandemic; disruptions to our contact center operations caused by health epidemics or pandemics like COVID-19; delays in collection, or non-collection, of our accounts receivable, particularly during any business integration; an impairment of our long-lived assets; any failure to maintain or to develop further reliable, efficient and secure information technology systems; an inability to attract and retain qualified employees; any acquisition or acquisition integration efforts; our contracts not surviving until the end of their stated terms, or not being renewed or extended; our failure to compete effectively in the marketplace; our not being awarded contracts through the government’s requests for proposals process, or our awarded contracts not being profitable; any failure to satisfy our contractual obligations or to maintain existing pledged performance and payment bonds; a failure to estimate accurately the cost of performing our contracts; any misclassification of the drivers we engage as independent contractors rather than as employees; significant interruptions in our communication and data services; not successfully executing on our strategies in the face of our competition; any inability to maintain relationships with existing patient referral sources; any failure to obtain the consent of the New York Department of Health to manage the day to day operations of our licensed in-home personal care services agency business that we acquired with our personal care segment; acquired unknown liabilities in connection with the acquisition of our personal care segment; changes in the case-mix of our personal care patients, or changes in payor mix or payment methodologies; our loss of existing favorable managed care contracts; our experiencing shortages in qualified employees and management; labor disputes or disruptions, in particular in New York; becoming subject to malpractice or other similar claims; and our reliance on our Matrix investment segment's financial condition.

The Company has provided additional information about the risks facing our business in our annual report on Form 10-K and subsequent filings most recently filed with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made and are expressly qualified in their entirety by the cautionary statements set forth herein and in our filings with the Securities and Exchange Commission, which you should read in their entirety before making an investment decision with respect to our securities. We undertake no obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Relations Contact
Kalle Ahl, The Equity Group
(212) 836-9614
kahl@equityny.com

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Modivcare Inc.

Modivcare Inc.
Unaudited Condensed Consolidated Statements of Operations
(in thousands except share and per share data)

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020

Service revenue, net	$575,775	$398,509	$1,996,892	$1,368,675
Grant income	1,941	—	5,441	—

Operating expenses:
Service expense	445,128	314,485	1,584,298	1,078,795
General and administrative expense	91,995	54,104	271,266	140,539
Depreciation and amortization	20,331	8,984	56,998	26,183
Total operating expenses	557,454	377,573	1,912,562	1,245,517

Operating income	20,262	20,936	89,771	123,158

Other expenses:
Interest expense, net	14,669	15,481	49,081	17,599
Income from continuing operations before income taxes and equity method investment	5,593	5,455	40,690	105,559
Provision for income taxes	232	5,626	8,729	22,356
Equity in net (income) loss of investee, net of tax	36,826	2,734	38,250	(6,411)
Income (loss) from continuing operations, net of tax	(31,465)	(2,905)	(6,289)	89,614
Loss from discontinued operations, net of tax	(64)	(160)	(296)	(778)
Net income (loss)	$(31,529)	$(3,065)	$(6,585)	$88,836

Net income (loss) attributable to common stockholders	$(31,529)	$(3,065)	$(6,585)	$32,471

Basic earnings (loss) per common share:
Continuing operations	$(2.25)	$(0.21)	$(0.45)	$2.45
Discontinued operations	—	(0.01)	(0.02)	(0.06)
Basic earnings (loss) per common share	$(2.25)	$(0.22)	$(0.47)	$2.39

Diluted earnings (loss) per common share:
Continuing operations	$(2.25)	$(0.21)	$(0.45)	$2.43
Discontinued operations	—	(0.01)	(0.02)	(0.06)
Diluted earnings (loss) per common share	$(2.25)	$(0.22)	$(0.47)	$2.37

Weighted-average number of common shares outstanding:
Basic	13,998,487	14,159,965	14,054,060	13,567,323
Diluted	13,998,487	14,159,965	14,054,060	13,683,308

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Modivcare Inc.

Modivcare Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$133,139	$183,281
Accounts receivable, net of allowance	233,121	197,943
Other current assets (1)	43,574	38,304
Total current assets	409,834	419,528
Operating lease right-of-use assets	43,750	30,928
Property and equipment, net	53,549	27,544
Goodwill and intangible assets, net	1,415,000	790,579
Equity investment	83,069	137,466
Other long-term assets	22,223	19,868
Total assets	$2,027,425	$1,425,913

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$8,690	$8,464
Accrued contract payables	281,586	101,705
Accrued expenses and other current liabilities	119,563	116,620
Accrued transportation costs	103,294	79,674
Current portion of operating lease liabilities	9,873	8,277
Deferred revenue	4,228	2,923
Total current liabilities	527,234	317,663
Long-term debt, net of deferred financing costs	975,225	485,980
Operating lease liabilities, less current portion	34,524	23,437
Long-term contracts payables	—	72,183
Other long-term liabilities (2)	117,175	115,039
Total liabilities	1,654,158	1,014,302

Stockholders' equity
Stockholders' equity	373,267	411,611
Total liabilities and stockholders' equity	$2,027,425	$1,425,913

(1)     Includes inventories, other receivables, prepaid expenses and other current assets and short-term restricted cash.
(2)     Includes other long-term liabilities and deferred tax liabilities.

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Modivcare Inc.

Modivcare Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Year ended December 31,
	2021	2020
Operating activities
Net income (loss)	$(6,585)	$88,836
Depreciation and amortization	56,998	26,182
Stock-based compensation	5,904	3,930
Equity in net (income) loss of investee	53,092	(8,860)
Deferred income taxes	(17,691)	11,919
Reduction of right of use asset	11,330	9,238
Other non-cash items	434	(2,609)
Changes in working capital	83,358	219,799
Net cash provided by operating activities	186,840	348,435

Investing activities
Purchase of property and equipment	(21,316)	(12,150)
Acquisitions, net of cash acquired	(664,309)	(622,862)
Net cash used in investing activities	(685,625)	(635,012)

Financing activities
Proceeds from debt	625,000	737,000
Repayment of debt	(125,000)	(237,000)
Repurchase of common stock, for treasury	(39,994)	(10,186)
Payment of debt issuance costs	(13,486)	(15,633)
Proceeds from common stock issued pursuant to stock option exercise	3,227	25,413
Restricted stock surrendered for employee tax payment	(896)	(267)
Preferred stock redemption payment	—	(88,771)
Preferred stock dividends	—	(1,987)
Other financing activities	—	(309)
Net cash provided by financing activities	448,851	408,260

Net change in cash and cash equivalents	(49,934)	121,683
Cash, cash equivalents and restricted cash at beginning of period	183,356	61,673
Cash, cash equivalents and restricted cash at end of period	$133,422	$183,356

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Modivcare Inc.

Modivcare Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands)

	Three Months Ended December 31, 2021
	NEMT	Personal Care	RPM	Matrix Investment	Total Continuing Operations

Service revenue, net	$402,528	$157,194	$16,053	$—	$575,775
Grant income	—	1,941	—	—	1,941

Operating expenses:
Service expense	316,715	123,575	4,838	—	445,128
General and administrative expense	61,626	24,814	5,555	—	91,995
Depreciation and amortization	7,314	9,036	3,981	—	20,331
Total operating expenses	385,655	157,425	14,374	—	557,454

Operating income	16,873	1,710	1,679	—	20,262

Other expenses:
Interest expense, net	14,669	—	—	—	14,669
Income from continuing operations before income taxes and equity method investment	2,204	1,710	1,679	—	5,593
Provision (benefit) for income taxes	(48)	(65)	345	—	232
Equity in net loss of investee, net of tax	—	—	—	36,826	36,826
Income (loss) from continuing operations, net of tax	2,252	1,775	1,334	(36,826)	(31,465)

Interest expense, net	14,669	—	—	—	14,669
Provision (benefit) for income taxes	(48)	(65)	345	—	232
Depreciation and amortization	7,314	9,036	3,981	—	20,331

EBITDA	24,187	10,746	5,660	(36,826)	3,767

Restructuring and related charges (1)	9,666	304	—	—	9,970
Transaction costs (2)	2,968	3,463	721	—	7,152
Cash settled equity	20	—	—	—	20
Stock-based compensation	1,068	(58)	—	—	1,010
COVID-19 related costs, net of grant income	101	(1,340)	—	—	(1,239)
Equity in net loss of investee, net of taxes	—	—	—	36,826	36,826

Adjusted EBITDA	$38,010	$13,115	$6,381	$—	$57,506

(1)     Restructuring and related charges include professional fees for strategic initiatives of $4,106 and severance and office close costs of $5,458.
(2)     Transaction costs consist of fees incurred in the acquisitions of Care Finders and VRI.

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Modivcare Inc.

Modivcare Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands)

	Three Months Ended December 31, 2020
	NEMT	Personal Care	Matrix Investment	Total Continuing Operations

Service revenue, net	$344,539	$53,970	$—	$398,509

Operating expenses:
Service expense	271,978	42,507	—	314,485
General and administrative expense	46,776	7,328	—	54,104
Depreciation and amortization	7,317	1,667	—	8,984
Total operating expenses	326,071	51,502	—	377,573

Operating income	18,468	2,468	—	20,936

Other expenses:
Interest expense, net	15,481	—	—	15,481
Income from continuing operations before income taxes and equity method investment	2,987	2,468	—	5,455
Provision for income taxes	4,548	1,078	—	5,626
Equity in net loss of investee, net of tax	—	—	2,734	2,734
Income (loss) from continuing operations, net of tax	(1,561)	1,390	(2,734)	(2,905)

Interest expense, net	15,481	—	—	15,481
Provision for income taxes	4,548	1,078	—	5,626
Depreciation and amortization	7,317	1,667	—	8,984

EBITDA	25,785	4,135	(2,734)	27,186

Restructuring and related charges (1)	2,901	—	—	2,901
Transaction costs (2)	7,919	—	—	7,919
Cash settled equity (3)	9,180	—	—	9,180
Stock-based compensation (3)	929	—	—	929
COVID-19 related costs	200	655	—	855
Equity in net loss of investee, net of taxes	—	—	2,734	2,734

Adjusted EBITDA	$46,914	$4,790	$—	$51,704

(1)     Restructuring and related charges include professional fees for strategic initiatives of $2,009 and severance and office close costs of $892.
(2)     Transaction costs consist of fees incurred in the acquisition of Simplura.
(3)     Adjusted EBITDA for Q4 of 2020 was recast to show the impact of stock-based compensation and cash settled equity, which the Company is now including for purposes of this calculation.

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Modivcare Inc.

Modivcare Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands)

	Twelve Months Ended December 31, 2021
	NEMT	Personal Care	RPM	Matrix Investment	Total Continuing Operations

Service revenue, net	$1,483,696	$495,579	$17,617	$—	$1,996,892
Grant income	—	5,441	—	—	5,441

Operating expenses:
Service expense	1,186,185	392,508	5,605	—	1,584,298
General and administrative expense	195,332	70,163	5,771	—	271,266
Depreciation and amortization	29,058	23,759	4,181	—	56,998
Total operating expenses	1,410,575	486,430	15,557	—	1,912,562

Operating income	73,121	14,590	2,060	—	89,771

Other expenses:
Interest expense, net	49,081	—	—	—	49,081
Income from continuing operations before income taxes and equity method investment	24,040	14,590	2,060	—	40,690
Provision for income taxes	4,978	3,299	452	—	8,729
Equity in net loss of investee, net of tax	—	—	—	38,250	38,250
Income (loss) from continuing operations, net of tax	19,062	11,291	1,608	(38,250)	(6,289)

Interest expense, net	49,081	—	—	—	49,081
Provision for income taxes	4,978	3,299	452	—	8,729
Depreciation and amortization	29,058	23,759	4,181	—	56,998

EBITDA	102,179	38,349	6,241	(38,250)	108,519

Restructuring and related charges (1)	20,881	304	—	—	21,185
Transaction costs (2)	17,937	6,930	721	—	25,588
Cash settled equity	9,165	—	—	—	9,165
Stock-based compensation	4,775	18	—	—	4,793
COVID-19 related costs, net of grant income	719	(3,211)	—	—	(2,492)
Equity in net loss of investee, net of tax	—	—	—	38,250	38,250

Adjusted EBITDA	$155,656	$42,390	$6,962	$—	$205,008

(1)     Restructuring and related charges include professional fees for strategic initiatives of $13,725 and severance and office close costs of $7,156.
(2)     Transaction costs consist of fees incurred in the acquisitions of Care Finders and VRI.

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Modivcare Inc.

Modivcare Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands)

	Twelve Months Ended December 31, 2020
	NEMT	Personal Care	Matrix Investment	Total Continuing Operations

Service revenue, net	$1,314,705	$53,970	$—	$1,368,675

Operating expenses:
Service expense	1,036,288	42,507	—	1,078,795
General and administrative expense	133,212	7,327	—	140,539
Depreciation and amortization	24,516	1,667	—	26,183
Total operating expenses	1,194,016	51,501	—	1,245,517

Operating income	120,689	2,469	—	123,158

Other expenses:
Interest expense, net	17,599	—	—	17,599
Income from continuing operations before income taxes and equity method investment	103,090	2,469	—	105,559
Provision for income taxes	21,279	1,077	—	22,356
Equity in net income of investee, net of tax	—	—	(6,411)	(6,411)
Income from continuing operations, net of tax	81,811	1,392	6,411	89,614

Interest expense, net	17,599	—	—	17,599
Provision for income taxes	21,279	1,077	—	22,356
Depreciation and amortization	24,516	1,667	—	26,183

EBITDA	145,205	4,136	6,411	155,752

Restructuring and related charges (1)	6,179	—	—	6,179
Transaction costs (2)	12,619	—	—	12,619
Cash settled equity (3)	16,071	—	—	16,071
Stock-based compensation (3)	3,776	—	—	3,776
COVID-19 related costs	549	655	—	1,204
Equity in net income of investee, net of tax	—	—	(6,411)	(6,411)

Adjusted EBITDA	$184,399	$4,791	$—	$189,190

(1)     Restructuring and related charges include professional fees for strategic initiatives of $3,249 and severance and office close costs of $2,930.
(2)     Transaction costs consist of fees incurred in the acquisitions of Simplura and National MedTrans.
(3)     Adjusted EBITDA for YTD of 2020 was recast to show the impact of stock-based compensation and cash settled equity, which the Company is now including for purposes of this calculation.

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Modivcare Inc.

Modivcare Inc.
Unaudited Summary Financial Information of Equity Investment in Matrix Medical Network (1)
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenue	$81,430	$121,923	$398,260	$414,622
Operating expense	76,665	114,396	365,674	327,616
Depreciation and amortization	6,773	17,188	31,270	47,594
Operating income (loss)	(2,008)	(9,661)	1,316	39,412

Other expense (income)
Goodwill impairment	111,358	—	111,358	—
Interest expense	4,274	4,526	16,776	19,790
Provision (benefit) for income taxes	(1,884)	(5,409)	(3,920)	4,484
Net income (loss)	(115,756)	(8,778)	(122,898)	15,138

Interest	43.6%	43.6%	43.6%	43.6%
Net income (loss) - Equity Investment	(50,470)	(3,827)	(53,584)	6,600
Management fee and other	194	487	492	2,260
Equity in net gain (loss) of investee	$(50,276)	$(3,340)	$(53,092)	$8,860

	December 31,
	2021	2020
Cash	$57,844	$70,295
Net debt (2)	$260,606	$251,455

(1)The results of our equity method investment are excluded from the calculation of Modivcare's Adjusted EBITDA and Adjusted Net Income.
(2)Net debt represents long-term debt including the current portion, excluding deferred financing costs, less cash.

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Modivcare Inc.

Modivcare Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA: Matrix Medical Network (1)
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenue	$81,430	$121,923	$398,260	$414,622
Operating expense	76,665	114,396	365,674	327,616
Depreciation and amortization	6,773	17,188	31,270	47,594
Operating income (loss)	(2,008)	(9,661)	1,316	39,412

Other expense (income)
Goodwill impairment	111,358	—	111,358	—
Interest expense	4,274	4,526	16,776	19,790
Provision (benefit) for income taxes	(1,884)	(5,409)	(3,920)	4,484
Net income (loss)	(115,756)	(8,778)	(122,898)	15,138

Depreciation and amortization	6,773	17,188	31,270	47,594
Interest expense	4,274	4,526	16,776	19,790
Provision (benefit) for income taxes	(1,884)	(5,409)	(3,920)	4,484

EBITDA	(106,593)	7,527	(78,772)	87,006

Asset impairment	111,358	—	111,358	—
Management fees	362	1,055	2,787	4,893
Restructuring expense	2,967	4,759	20,657	8,540
Integration costs	—	67	169	67
Severance costs	160	22	1,529	1,255
COVID-19 related costs	138	1,865	1,301	8,464
Transaction costs	1,650	983	8,464	3,034

Adjusted EBITDA	$10,042	$16,278	$67,493	$113,259

(1)     Modivcare accounts for its proportionate share of Matrix's results using the equity method. Matrix's Adjusted EBITDA is not included within Modivcare's Adjusted EBITDA in any period presented.

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Modivcare Inc.

Modivcare Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
Adjusted Net Income and Adjusted Net Income per Common Share:
(in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020

Income (loss) from continuing operations, net of tax	$(31,465)	$(2,905)	$(6,289)	$89,614

Restructuring and related charges (1)	9,970	2,901	21,185	6,179
Transaction costs (2)	7,152	7,919	25,588	12,619
Cash settled equity (3)	20	9,180	9,165	16,071
Stock-based compensation (3)	1,010	929	4,793	3,776
Equity in net loss (income) of investee	36,826	2,734	38,250	(6,411)
Intangible amortization expense	16,424	6,475	44,251	16,694
Transaction-related financing expense	—	9,000	6,630	9,000
COVID-19 related costs	(1,239)	855	(2,492)	1,204
Tax impact of the CARES Act	—	—	—	(10,984)
Tax effected impact of adjustments	(8,896)	(8,365)	(28,840)	(15,900)

Adjusted Net Income	$29,802	$28,723	$112,241	$121,862

Dividends on convertible preferred stock	—	—	—	(1,988)
Income allocated to participating securities	—	—	—	(7,052)

Adjusted Net Income available to common stockholders	$29,802	$28,723	$112,241	$112,822

Adjusted EPS	$2.11	$2.00	$7.89	$8.25

Diluted weighted-average number of common shares outstanding	14,149,143	14,354,225	14,224,302	13,683,308

(1)     Restructuring and related charges include severance, organizational consolidation costs and professional fees.
(2)     Transaction costs include certain transaction-related expenses, primarily for the Simplura, Care Finders and VRI acquisitions.
(3)     Adjusted net income for the three and twelve months ended December 31, 2020 was recast to show the impact of stock-based compensation and cash settled equity, which the Company is now including for purposes of this calculation.

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